UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(AMENDMENT NO. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AVID BIOSERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-3698422
(State of incorporation or organization	(IRS Employer I.D. No.)

2642 Michelle Drive, Suite 200, Tustin, California	92780
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Amendment No. 2 to Registration Statement on Form 8-A/A is filed by Avid Bioservices, Inc. (the “Company”) to (i) update Item 1 of the Registration Statement on Form 8-A filed by the Company on March 17, 2006, as amended by Registration Statement on Form 8-A/A filed by the Company on March 17, 2016, to reflect the Company’s entry into an Amendment to Rights Agreement (the “Amendment”) between the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent (the “Rights Agent”), which amended the Company’s existing Amended and Restated Rights Agreement, dated as of March 16, 2016 (the “Rights Agreement”), and (ii) file the Amendment as Exhibit 4.2 hereto. The Registration Statements on Form 8-A and Form 8-A/A as filed with the Securities and Exchange Commission (the “Commission”) by the Company on March 17, 2006 and March 17, 2016, respectively, are incorporated herein by reference.

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

On September 23, 2019, the Company and the Rights Agent entered into the Amendment.

The Amendment accelerates the scheduled expiration date of the Rights issued pursuant to the Rights Agreement to September 23, 2019. Accordingly, as of 5:00 p.m., California time, on September 23, 2019, the Rights issued pursuant to the Rights Agreement will expire and will no longer be outstanding and the Rights Agreement will terminate.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 4.2 to this Form 8-A/A, and is incorporated herein by reference. A copy of the Rights Agreement was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 17, 2016, and is also incorporated herein by reference.

Item 2.	Exhibits.

4.1	Amended and Restated Rights Agreement, dated March 16, 2016, between Avid Bioservices, Inc. and Broadridge Corporate Issuer Solutions, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2016).

4.2	Amendment to Rights Agreement dated September 23, 2019, between Avid Bioservices, Inc. and Broadridge Corporate Issuer Solutions, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 23, 2019).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AVID BIOSERVICES, INC.

Date: September 23, 2019	/s/ Daniel R. Hart
Daniel R. Hart Chief Financial Officer

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EXHIBIT INDEX

4.1	Amended and Restated Rights Agreement, dated March 16, 2016, between Avid Bioservices, Inc. and Broadridge Corporate Issuer Solutions, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2016).

4.2	Amendment to Rights Agreement dated September 23, 2019, between Avid Bioservices, Inc. and Broadridge Corporate Issuer Solutions, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 23, 2019).

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